Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of November 8, 2013 by and among PROASSURANCE CORPORATION (the “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, including without limitation any of its foreign or domestic branches (the “Lender”).

PRELIMINARY STATEMENT

PRA Corporate Capital Limited, a private limited company organized under the laws of England and Wales and an indirect wholly-owned subsidiary of the Pledgor (the “Applicant”), has entered into a Standby Letter of Credit Agreement dated the date hereof with the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”), pursuant to which the Applicant has requested the Lender (acting through its London branch) to issue in favor of The Society and Council of Lloyd’s an irrevocable standby letter of credit in the stated amount of £41,860,800 (the “Letter of Credit”).

As a condition to the issuance of the Letter of Credit, the Grantor has entered into a Parent Guaranty, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Grantor has guaranteed to the Lender the payment in full of the Obligations of the Applicant under the Letter of Credit Agreement. The Grantor is entering into this Security Agreement in order to secure its obligations under the Guaranty and to induce the Lender to issue the Letter of Credit. The Grantor will derive substantial direct and indirect benefits from the issuance of the Letter of Credit pursuant to the Letter of Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Agreement.

ACCORDINGLY, the Grantor and the Lender hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in the Letter of Credit Agreement or Guaranty. All capitalized definitional terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Letter of Credit Agreement or the Guaranty, as the case may be.

1.2. Terms Defined in New York UCC. Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in the New York UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Account” means deposit account number 20000-19335874 maintained with the Lender.

“Article” means a numbered article of this Security Agreement, unless another document or the New York UCC is specifically referenced.

“Collateral” means the Account and all cash, amounts, funds and items on deposit in or credited thereto, in each case together with all proceeds thereof.

“Default” means an event described in Section 5.1 hereof.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“New York UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Permitted Encumbrances” means (i) Liens in favor of the Lender and (ii) Liens of the type described in clause (i) of Section 6.16 of the Senior Credit Agreement.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means all liabilities and obligations of the Grantor under the Guaranty, this Agreement and the other Credit Documents, including all fees, costs and expenses payable by the Grantor hereunder or thereunder, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due; provided that the aggregate principal amount of the Secured Obligations shall not exceed £75,000,000; and provided further for the sake of clarity that, for purposes of this Agreement, the term “Secured Obligations” shall not include any liabilities or obligations of any Credit Party under any Treasury Management Agreements.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

The Grantor hereby pledges, assigns and grants to the Lender a security interest in all of the Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants on the date of this Agreement and on any date on which representations or warranties are made or re-made under the Letter of Credit Agreement to the Lender, that:

3.1. Title, Authorization, Validity and Enforceability. The Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to such owned Collateral with respect to which it has purported to grant a security interest hereunder, free of all Liens except for Permitted Encumbrances, and has full corporate power and authority to grant to the Lender the security interest in such Collateral pursuant hereto. The execution and delivery by the Grantor of this Security Agreement have been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Grantor and creates a security interest which is enforceable against the Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

3.2. Conflicting Laws and Contracts. Neither the execution and delivery by the Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Grantor, or (ii) the Grantor’s certificate of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which the Grantor is a party or is subject, or by which it, or its property is bound, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of the Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Lender).

3.3. Principal Location. The Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A”; the Grantor has no other places of business except those set forth in Exhibit “A”.

3.4. No Other Names; Etc. Within the last five (5) years, the Grantor has not conducted business under any legal name, changed its jurisdiction of formation, merged with or into or consolidated with any other corporation, except as disclosed in Exhibit “A”. The name in which the Grantor has executed this Security Agreement is the exact name as it appears in the Grantor’s certificate of incorporation as filed with the Delaware Secretary of State as of the date hereof.

3.5. No Default. No Default or Event of Default exists.

3.6. Filing Requirements. None of the Collateral owned by the Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute.

3.7. No Financing Statements. No valid financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed in any proper jurisdiction except financing statements naming the Lender as the secured party.

3.8. Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. The Grantor’s federal employer identification number, State of organization, type of organization and State of organization identification number is as follows:

Grantor	Federal Employer Identification Number	Type of Organization	State of Organization or Incorporation	State Organization Number
ProAssurance Corporation	63-1261433	corporation	Delaware	3282779

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, the Grantor agrees:

4.1. General.

4.1.1 Inspection. The Grantor will permit the Lender, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the books of accounts and other financial records of the Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of the Grantor with, and to be advised as to the same by, the Grantor’s officers, at such reasonable times and intervals as the Lender may designate.

4.1.2 Taxes. The Grantor will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon the Collateral owned by the Grantor, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

4.1.3 Records and Reports; Notification of Default. The Grantor shall keep proper books of record and account in which full, true and correct entries are made with respect to the Collateral, and furnish to the Lender such reports relating to the Collateral as the Lender shall from time to time reasonably request. The Grantor will give prompt notice in writing to the Lender of the occurrence of any Default.

4.1.4 Financing Statements and Other Actions; Defense of Title. The Grantor hereby authorizes the Lender to file, and if requested will execute and deliver to the Lender, all financing statements describing the Collateral and other documents and take such other actions as may from time to time reasonably be requested by the Lender in order to grant or maintain a first perfected security interest in and, if applicable, control (within the meaning of the Uniform Commercial Code in any applicable jurisdiction) of, the Collateral, subject to Permitted Encumbrances. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Lender may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Lender herein. The Grantor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5 Disposition of Collateral. The Grantor will not sell, lease, withdraw, transfer or otherwise dispose of the Collateral; provided, however, that so long as (i) the Required Balance is maintained in the Account and (ii) no Event of Default has occurred and is continuing, the Grantor may withdraw and transfer funds from the Account.

4.1.6 Liens. The Grantor will not create, incur, or suffer to exist any Lien on the Collateral except Permitted Encumbrances.

4.1.7 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. The Grantor will (except as otherwise permitted hereunder or under the Guaranty):

(i)	preserve its existence in effect on the date hereof;

(ii)	not change its jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit “A;” and

(iv)	not (i) change its name or taxpayer identification number or (ii) change its mailing address,

unless, in each such case, the Grantor shall have given the Lender not less than 30 days’ prior written notice of such event or occurrence and the Lender shall have either (x) reasonably determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Lender’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Lender’s security interest in the Collateral.

4.1.8 Other Financing Statements. The Grantor will not suffer to exist or authorize the filing of any valid financing statement naming it as debtor covering all or any portion of the Collateral, except any financing statement authorized under Section 4.1.4 hereof.

4.2. Instruments. Upon the Lender’s request, after the occurrence and during the continuance of an Event of Default, the Grantor will deliver to the Lender (and thereafter hold in trust for the Lender upon receipt and immediately deliver to the Lender) the originals of all instruments constituting Collateral, marked with such legends and assigned as the Lender shall specify. The rights of the Lender under any allonge delivered in connection with any instrument constituting Collateral shall be exercised only upon the occurrence and during the continuance of an Event of Default.

4.3. Updating of Exhibits to Security Agreement. The Grantor will provide to the Lender, concurrently with the delivery of the certificate of a financial officer of the Grantor as required by Section 6.1 (ii) of the Senior Credit Agreement (as incorporated in the Guaranty), updated versions, as necessary, of the Exhibits to this Security Agreement. The Grantor, in its discretion, may also from time to time provide additional updates to the Exhibits to this Security Agreement. Updated versions of Exhibits shall replace the prior versions thereof being updated. For the avoidance of doubt, the receipt of such updated Exhibits by the Lender shall not be understood to permit any action prohibited hereunder or constitute a waiver of any provision contained herein.

ARTICLE V

EVENTS OF DEFAULT

5.1. The occurrence of any one or more of the following events shall constitute an Event of Default:

5.1.1 Any representation or warranty made or deemed made by the Grantor herein or which is contained in any certificate, document or financial or other statement furnished by the Grantor at any time under or in connection with this Security Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.

5.1.2 The breach by the Grantor of any of the terms or provisions of Sections 4.1.5 or 4.1.6 or Article VII.

5.1.3 The breach by the Grantor (other than a breach which constitutes an Event of Default under Section 5.1.1 or 5.1.2 hereof) of any of the terms or provisions of this Security Agreement which is not remedied within 30 days after the giving of written notice to the Grantor by the Lender.

5.1.4 Any material portion of the Collateral shall be transferred or otherwise disposed of, in any manner not permitted by Section 4.1.5 or 8.6 hereof.

5.1.5 The occurrence of any “Event of Default” under, and as defined in, the Letter of Credit Agreement.

5.2. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Lender may exercise any or all of the following rights and remedies:

5.2.1 Those rights and remedies provided in this Security Agreement, the Letter of Credit Agreement, or any other Credit Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Lender prior to an Event of Default.

5.2.2 Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.2.3 Without notice except as specifically provided in Section 8.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable.

The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.3. Grantor’s Obligations Upon Event of Default. Upon the request of the Lender after the occurrence and during the continuance of an Event of Default, the Grantor will:

5.3.1 Assembly of Collateral. Assemble and make available to the Lender the Collateral and all records relating thereto at any place or places specified by the Lender.

5.3.2 Secured Party Access. Permit the Lender, by the Lender’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Lender and the Grantor, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Lender until the termination of this Agreement as provided in Section 8.11.

ARTICLE VII

PROCEEDS

7.1. Special Collateral Account. At any time after the occurrence and during the continuance of an Event of Default, the Lender may require all cash proceeds of the Collateral (or cash comprising Collateral) to be deposited in a special non-interest bearing cash collateral account with the Lender and held there as security for the Secured Obligations. The Grantor shall not have any control whatsoever over said cash collateral account. The Lender shall apply the collected balances in said cash collateral account promptly to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due. All proceeds of the Collateral (including any cash comprising Collateral) may be applied to the Secured Obligations in such order and manner as the Lender shall determine in its sole discretion.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Notice of Disposition of Collateral; Condition of Collateral. The Grantor hereby waives notice of the time and place of any public sale occurring during the continuance of an Event of Default or the time after which any private sale or other disposition of all or any part of the Collateral may be made during the continuance of an Event of Default. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article IX hereof, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

8.2. Secured Party Performance of Grantor’s Obligations. Without having any obligation to do so, the Lender may perform or pay any obligation which the Grantor has agreed to (and failed to) perform or pay in this Security Agreement and the Grantor shall reimburse the Lender for any reasonable amounts paid by the Lender pursuant to this Section 8.2. The Grantor’s obligation to reimburse the Lender pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.3. Authorization for Secured Party to Take Certain Action. The Grantor irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender and appoints the Lender as its attorney-in-fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or desirable in the Lender’s sole discretion to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (iv) subject to the terms of Section 4.1.5 hereof, to enforce payment of the instruments in the name of the Lender or the

Grantor, (v) to apply the proceeds of any Collateral received by the Lender to the Secured Obligations as provided in Article VII and (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Credit Document or which are being contested in good faith pursuant to any other Credit Document), and the Grantor agrees to reimburse the Lender on demand for any reasonable payment made or any reasonable expense incurred by the Lender in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under any other Credit Document.

8.4. Specific Performance of Certain Covenants. The Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.2, 5.3, or 8.6 or in Article VII hereof will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Lender to seek and obtain specific performance of other obligations of the Grantor contained in this Security Agreement, that the covenants of the Grantor contained in the Sections referred to in this Section 8.4 shall be specifically enforceable against the Grantor.

8.5. Entry onto Certain Premises. Upon the occurrence and during the continuance of an Event of Default, the Lender shall be entitled, in its reasonable discretion, to enter any premises owned or leased by the Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral or records relating thereto are removed therefrom, whichever first occurs, without any obligation to pay the Grantor for such entry.

8.6. Dispositions Not Authorized. The Grantor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 hereof and notwithstanding any course of dealing between the Grantor and the Lender or other conduct of the Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5 hereof) shall be binding upon the Lender unless such authorization is in writing signed by the Lender.

8.7. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantor and the Lender and their respective successors and permitted assigns, except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Lender.

8.8. Survival of Representations. All representations and warranties of the Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.9. Taxes and Expenses. Taxes, costs, fees and expenses in respect of this Security Agreement shall be paid by the Grantor as required by Section 2.01 of the Guaranty. Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.

8.10. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.11. Termination. Unless sooner terminated by reason of the election of the Unsecured Option pursuant to the Letter of Credit Agreement, this Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until the latest of (y) the indefeasible payment in full in cash of the Secured Obligations and all other amounts payable under this Agreement and the other Credit Documents (other than contingent indemnification obligations not then due and payable) and (z) the date of cancellation or expiration of the Letter of Credit. Upon the effectiveness of election of the Unsecured Option pursuant to the Letter of Credit Agreement, this Agreement shall automatically terminate.

8.12. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantor and the Lender relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Lender relating to the Collateral.

8.13. Choice of Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.

8.13.1 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5- 1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

8.13.2 Submission to Jurisdiction. The Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any Related Party thereof in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in any such New York State court or, to the extent permitted by applicable law, in such federal court in New York City. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Credit Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Grantor or its properties in the courts of any jurisdiction.

8.13.3 Waiver of Venue. The Grantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.13.4 Service of Process. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 6.05 of the Guaranty and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

8.13.5 Waiver of Jury Trial. EACH OF THE GRANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

8.14. Indemnity. The Grantor hereby agrees to indemnify the Lender and its Related Parties, and their respective successors and assigns (the “Indemnified Parties”), from and against any and all liabilities, damages, penalties, suits, costs, and reasonable expenses of any kind and nature (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not an Indemnified Party is a party thereto) imposed on, incurred by or asserted against an Indemnified Party arising out of this Security Agreement, or arising out of or relating to the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by an Indemnified Party or the Grantor), provided that such indemnity shall not, as to any indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such indemnitee; provided further, that with respect to fees and expenses in respect of counsel for the Indemnified Parties in connection with any of the foregoing, the Grantor shall only be required to pay for the reasonable fees and expenses of one outside counsel (and up to one local counsel in each applicable local jurisdiction and any applicable regulatory counsel) for the Indemnified Parties, unless any Indemnified Party (or its counsel) determines that it would create actual or potential conflicts of interest to not have individual counsel, in which case such Indemnified Party may have its own counsel which may be reimbursed in connection with the foregoing. The provisions of this Section 8.14 shall survive termination of this Agreement.

8.15. [Reserved.]

8.16. Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.17. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or electronic mail (PDF) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

8.18. Release of Collateral. Upon termination of this Agreement in accordance with Section 8.11. the Lender shall release the Collateral from its Lien thereon. The Lender, at the Grantor’s sole cost and expense, shall deliver such documents and make such filings reasonably requested of it to further evidence such release.

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 6.05 of the Guaranty.

9.2. Change in Address for Notices. Each of the Grantor and the Lender may change the address for service of notice upon it by a notice in writing to the other party in accordance with Section 9.1.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the Grantor and the Lender has executed this Security Agreement as of the date first above written.

PROASSURANCE CORPORATION, as Grantor

By:	/s/ Edward L. Rand, Jr.
	Name:	Edward L. Rand, Jr.
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:
	Name:	Hans Sitarz, Jr.
	Title:	Senior Vice President

[Pledge and Security Agreement]

IN WITNESS WHEREOF, each of the Grantor and the Lender has executed this Security Agreement as of the date first above written.

PROASSURANCE CORPORATION, as Grantor

By:
	Name:	Edward L. Rand, Jr.
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Hans Sitarz, Jr.
	Name:	Hans Sitarz, Jr.
	Title:	Senior Vice President

[Pledge and Security Agreement]

EXHIBIT “A”

(See Sections 3.3 and 3.4 of Security Agreement)

Prior names, jurisdiction of formation, place of business (if Grantor has only one place of business), chief executive office (if Grantor has more than one place of business), mergers and mailing address:

ProAssurance Corporation, a Delaware corporation

100 Brookwood Place

Birmingham, AL 35209

(w/mailing address of:

P.O. Box 590009

Birmingham, AL 35259-0009)